EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-153098, No. 333-168589, No. 333-168590 and 333-181380) and S-3 (No. 333-193316, No. 333-238324) of Ur-Energy Inc. of our report dated February 26, 2021, relating to the consolidated financial statements of Ur-Energy Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada February 26, 2021